Exhibit 99.8(i)(iii)

AMENDMENT TO PROTECTIVE LIFE INSURANCE COMPANY

PARTICIPATION AGREEMENT

Protective Life Insurance Company, Variable Insurance Products Fund, Variable Insurance Products Fund II And Variable Insurance Products Fund III Variable Insurance Products Fund IV, and Variable Insurance Products Fund V and Fidelity Distributors Company LLC hereby amend the Participation Agreement (“Agreement”) dated April 11, 2007, as amended, by doing the following:

1.                                      Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A:

2.                                      Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 15th day of October, 2020.

PROTECTIVE LIFE INSURANCE COMPANY

By:	/s/ Steve Cramer
Name:	Steve Cramer
Title:	Chief Product Officer — Retirement Division

VARIABLE INSURANCE PRODUCTS FUND
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III
VARIABLE INSURANCE PRODUCTS FUND IV
VARIABLE INSURANCE PRODUCTS FUND V

By:	/s/ Colm Hogan
Name:	Colm Hogan
Title:	Authorized Signatory

FIDELITY DISTRIBUTORS COMPANY LLC

By:	/s/ Robert Bachman
Name:	Robert Bachman
Title:	EVP

Schedule A

Separate Accounts and Associated Contracts (PLICO)

(October 1, 2020)

Name of Separate Account and Date Established by the Board of Directors	Contracts Funded by Separate Account and Policy Form Numbers

Protective Variable Life Separate Account (2/22/1995)	Protective Premiere I (VUL-04)
Protective Premiere II (VUL-06)
Protective Transitions (VUL06V2)
Protective Premiere Survivor (VUL-07)
Protective Premiere Provider (VUL-08)
Protective Preserver (VUL-09)
Protective Premiere Protector (VUL-10)
Protective Premiere Executive (VUL-11)
Protective Investors Choice VUL
Protective Premiere III
Protective Preserver II
Protective Single Premium Plus
Protective Strategic Objectives VUL
Protective Strategic Objectives II VUL
Protective Investors Choice VUL

Protective COLI VUL Separate Account	Protective Executive Benefits Registered VUL

Protective COLI PPVUL Separate Account	Protective Executive Benefits Private Placement VUL

Protective Variable Annuity Separate Account (12/23/1993)	Mileage Credit (IPV-2108, 2109)
Protective Access (IPV-2112, 2113)
ProtectiveRewards (IPV-2112, 2113)

ProtectiveAccess XL
Protective Dimensions
Protective Dimensions II
Protective Dimensions III
Protective Dimensions IV
Elements Access
Elements Classic
ElementsPlus
Protective Investors Series
Protective Investors Series- ADV
Protective Investors Benefit Advisory
Protective Advantage
The Protective Variable Annuity
Protective Variable Annuity B, C, & L Series
Protective Variable Annuity II
Protective Variable Annuity II B Series
Protective Rewards II
ProtectiveRewards Elite Variable Annuity
ProtectiveValues Variable Annuity
ProtectiveValues Access Variable Annuity
Protective Values Advantage Variable Annuity
ProtectiveAccess Variable Annuity
ProtectiveAccess XL Variable Annuity
Protective Dimensions Variable Annuity
Protective Dimensions II Variable Annuity
Protective Dimensions III Variable Annuity
Protective Dimensions IV Variable Annuity
Elements Access
Elements Classic Variable Annuity
ElementsPlus
Protective Variable Annuity Investors Series

Protective Variable Annuity Investors Series - ADV

PLICO Variable Annuity Account S	Schwab Genesis Advisory Variable Annuity
Schwab Genesis Variable Annuity